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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 28, 2004


                            ------------------------


                          KRISPY KREME DOUGHNUTS, INC.
             (Exact name of registrant as specified in its charter)


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

        North Carolina                             001-16485                             56-2169715
(State or other jurisdiction               (Commission File Number)         (I.R.S. Employer Identification No.)
      of incorporation)

            370 Knollwood Street, Winston-Salem, North Carolina 27103
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (336) 725-2981

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related
            Audit Report or Completed Interim Review.

(a)

         On January 4, 2005, Krispy Kreme Doughnuts, Inc. (the "Company") issued a press release announcing that the Board of the Directors of the Company has concluded that the Company's previously issued financial statements for the fiscal year ended February 1, 2004 and the last three quarters of such fiscal year should be restated to correct certain errors contained therein, and, accordingly, such financial statements should no longer be relied upon. A copy of that press release (the "Press Release") is attached hereto as Exhibit 99.1 and is incorporated in this Item 4.02(a) by reference.

Item 8.01.   Other Events.

         The Press Release also updates the Company's ongoing comprehensive effort to comply fully with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and a copy of the Press Release is incorporated in this Item 8.01 by reference.


Item 9.01.   Financial Statements and Exhibits.

         (c) Exhibits. The following exhibit is filed herewith:


      Exhibit No.         Description
     -------------        ------------
          99.1            Press release ("Krispy Kreme Announces Decision to
                          Restate Financial Statements") dated January 4, 2005.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                       KRISPY KREME DOUGHNUTS, INC.
Dated: January 4, 2005

                                       By:   /s/ Michael C. Phalen
                                            ------------------------------------

                                              Michael C. Phalen
                                              Chief Financial Officer

                                                                    EXHIBIT 99.1



Investor Contact:          Mike Phalen
                           Chief Financial Officer
                           Krispy Kreme Doughnuts, Inc.
                           336.733.3707

Financial Media Contact:   Robbin E. Moore
                           Investor Relations Director
                           Krispy Kreme Doughnuts, Inc.
                           336.726.8857

         KRISPY KREME ANNOUNCES DECISION TO RESTATE FINANCIAL STATEMENTS

Winston-Salem, NC (January 4, 2005) - Krispy Kreme Doughnuts, Inc. (NYSE:KKD) (the "Company") today filed a Form 8-K with the Securities and Exchange Commission (the "Commission") disclosing that the Board of Directors of the Company has concluded that the Company's previously issued financial statements for the fiscal year ended February 1, 2004 ("fiscal 2004") and the last three quarters of such fiscal year should be restated to correct certain errors contained therein. Accordingly, such financial statements should no longer be relied upon. The Board of Directors reached this conclusion on December 28, 2004, in consultation with, and upon the recommendation of, its Audit Committee and management of the Company, and with the concurrence of its Special Committee of independent directors, following receipt of preliminary conclusions of the Special Committee with respect to certain of these matters. Set forth below is additional information concerning the restatement decision and the circumstances giving rise to it, as well as information concerning other matters relating to the Company's financial reporting for the fiscal year ending January 30, 2005 ("fiscal 2005") and earlier years. The Audit Committee and management have discussed the matters disclosed in this press release with the Company's independent auditors. The Company reported the formation and purpose of the Special Committee in a Current Report on Form 8-K dated October 4, 2004.

In its Current Report on Form 8-K filed December 16, 2004, the Company disclosed that certain errors had been identified with respect to the Company's fiscal 2004 financial statements and that the Company was reviewing potential adjustments to correct such errors, the amounts of which were, in certain instances, subject to judgment and interpretation. On December 28, 2004, the Board of Directors determined that adjustments totaling between $6.2 million and $8.1 million should be made to reduce pre-tax income for fiscal 2004. The principal adjustments, which relate to the Company's accounting for the acquisitions of certain franchisees, are as follows:

     o a pre-tax adjustment of between $3.4 million and $4.8 million to record as compensation expense, rather than as purchase price, some or all of the disproportionate consideration paid to a former owner of the Michigan franchise, who was its operating manager and who subsequently worked for the Company for a short period of time

     o a pre-tax adjustment of approximately $0.5 million to reverse certain income and to record as expense amounts that were improperly accounted for as part of the Company's acquisition of the Michigan franchise

     o a pre-tax adjustment of between $0.5 million and $1.0 million to record as compensation expense, rather than as purchase price, some or all of the disproportionate consideration paid to a former owner of the Northern California franchise, who was its former operating manager and who worked for the Company for a short period of time

     o a pre-tax adjustment of approximately $0.8 million to record as expense, rather than as purchase price, part of the consideration paid to another former owner of the Northern California franchise; this adjustment was proposed subsequent to the Company filing its Current Report on Form 8-K filed December 16, 2004

     o a pre-tax adjustment of approximately $0.6 million to reverse income recorded as a management fee prior to the Company's acquisition of the minority interest in the Northern California franchise

     o a pre-tax adjustment of approximately $0.5 million to record as expense, rather than as purchase price, part of the consideration in the Company's acquisition of the Charlottesville franchise

The first and third adjustments listed above, with a combined pre-tax effect of $3.9 million to $5.8 million, reflect the application of judgment and interpretation in determining the amount of compensation or other expense embedded within acquisitions in which a selling shareholder was employed by the Company for a short period of time and/or received a disproportionately higher purchase price compared to other sellers.

Restatement of the Company's financial statements to reflect the six principal adjustments referred to above and certain other minor adjustments are expected to reduce net income for fiscal 2004 by between approximately $3.8 million and $4.9 million (between 6.6% and 8.6%) and net income for the fiscal 2004 second, third and fourth quarters by approximately $0.3 million (2.2%), approximately $0.3 million (2.1%) and between approximately $3.2 million and $4.3 million (19.3% and 26.3%), respectively. The adjustments are expected to reduce diluted earnings per share ("EPS") for fiscal 2004 by between approximately $0.07 and $0.08 and diluted EPS for the fiscal 2004 second, third and fourth quarters by approximately $0.01, less than $0.01 and between $0.05 and $0.07, respectively. As a result of the restatement of the fiscal 2004 financial statements, the Company also expects to restate its financial statements for the first and second quarters of fiscal 2005 to reflect the effects of the restatement of the February 1, 2004 balance sheet; however, the Company's previously reported results of operations for the first and second quarters of fiscal 2005 are not expected to be materially affected by this restatement.

Since the Special Committee's investigation (discussed in the Company's Current Report on Form 8-K filed December 16, 2004) is ongoing, there can be no assurance that, upon completion of the investigation, the Special Committee will not conclude, either for quantitative or qualitative reasons, that the Company's historical financial statements require restatement with respect to matters or periods beyond those discussed above. In such event, there can be no assurance that the amount of those additional adjustments will not be material individually or in the aggregate.

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In addition, the investigation of the Company by the Commission's Division of
Enforcement is ongoing. The Company also is conducting discussions with the Commission staff regarding the staff's inquiries concerning certain accounting matters, including certain of the matters giving rise to the adjustments described above.

The Company and its joint venture partners lease a substantial number of properties on which significant improvements have been constructed. The Company currently is reviewing its accounting practices for leases and depreciation of related assets to determine whether or not those practices fully comply with generally accepted accounting principles ("GAAP"). The Company became aware, in December 2004, as a result of filings made by certain other restaurant companies, that those companies intend to restate previously issued financial statements to correct errors in the application of GAAP to certain leases or leasehold improvements. Insofar as the Company is able to determine, the restatements generally arise from corrections to properly account for lease renewal options and/or rent escalations in computing rent expense for operating leases; to determine properly the depreciable lives of leasehold improvements when renewal options are present in leases; and to require use of the same lease term in determining the operating or capital classification of a lease, rent expense thereunder and depreciable lives of related leasehold improvements. Based on current reports filed by the certain other restaurant companies, it appears their restatements generally will reflect increased depreciation and/or rent expense compared to that previously reported. If the Company determines (as it presently expects) that its historical accounting practices in this regard do not fully comply with GAAP, adjustments to fiscal 2004 financial statements will be required, in addition to the adjustments to such financial statements the Company has already determined are necessary as discussed herein. If the restatement of the Company's fiscal 2004 financial statements reflects adjustments as a result of this review, the Company expects that its previously issued interim financial statements for fiscal 2005 also would be restated. In addition, depending on materiality, it is also possible that financial statements for one or more fiscal years prior to fiscal 2004 may be restated as a result of this issue.

In its Current Report on Form 8-K filed December 16, 2004, the Company noted that its quarterly report on Form 10-Q for the period ended October 31, 2004 could not be filed timely with the Commission due to ongoing analyses related to the accounting treatment of certain franchise matters in the Company's third fiscal quarter, primarily concerning the Company's consolidation of KremeKo, Inc., its area developer for Central and Eastern Canada. In that Current Report, the Company stated its intention to file the quarterly report as soon as practicable following the completion of those analyses. These analyses have not yet been completed. Subsequent to December 16, the Company concluded that the filing of the quarterly report should await not only the completion of the analyses of the franchise matters, but also the completion of as many as practicable of the ongoing investigations, inquiries, reviews and other analyses now underway. The completion of such ongoing work could result in adjustments of previously issued financial statements in addition to the adjustments described herein and such adjustments could, individually or in the aggregate, be material. Because the Company believes it would be desirable to accomplish all restatements at one time, the Company currently intends to finalize, at a minimum, completion of the analyses of franchise matters and the analysis of lease and depreciation matters before restating the fiscal 2004 financial statements, the interim fiscal 2005 financial statements and filing the fiscal

2005 third quarter report on Form 10-Q. Depending upon the status and timing of completion of the foregoing analyses, the Company may also await the conclusion of the discussions with the Commission staff and completion of the work of the Special Committee before restating the fiscal 2004 financial statements, the interim fiscal 2005 financial statements and filing the fiscal 2005 third quarter quarterly report. Moreover, the time required to complete such ongoing work could cause the Company to be unable to file on a timely basis its fiscal 2005 annual report on Form 10-K.

The failure of the Company to deliver to its lenders the Company's financial statements for the quarter ended October 31, 2004 on or before January 14, 2005 (which will not be delivered on or before that date for the reasons discussed above) will, absent a waiver from the lenders, constitute an event of default under the Company's $150 million Credit Facility. Additionally, the adjustments to the Company's fiscal 2004 financial statements described herein may also constitute an event of default. In the case of an event of default, lenders representing more than 50% of the financing commitment under the Credit Facility may direct that the Credit Facility be terminated and all amounts outstanding thereunder be immediately due and payable. At October 31, 2004, the total amount outstanding under the Credit Facility was approximately $90.9 million. The Company has informed the lenders of the matters discussed herein and has requested a waiver from the lenders. Although the Company is in active discussions with the lenders regarding the Company's request, there can be no assurance that the lenders will accede and, if the lenders accede, under what conditions they will do so. Any such waiver will require the consent of lenders representing more than 50% of the financing commitment under the Credit Facility. For the reasons described above, the Company is currently unable to borrow funds under the Credit Facility. The Company believes that its existing cash, combined with cash generated from operations, will be sufficient to fund current operations and presently contemplated capital expenditures. However, borrowings under the Credit Facility or other additional cash resources may be required if the Company is called upon to honor its guarantees of franchisee debt or franchisee operating leases. At October 31, 2004, the total guaranteed amount was approximately $52.3 million, primarily comprised of $32.1 million related to consolidated joint ventures and $20.2 million related to franchisees in which the Company has less than a controlling interest. To date, the Company has not experienced any losses with respect to these guarantees; however, the Company has been advised that certain of its franchisees are not in compliance with certain covenants contained in their credit agreements. At October 31, 2004, the total amount of the debt guaranteed by the Company under such credit agreements was approximately $16.7 million.

The Company's failure to file timely its quarterly report on Form 10-Q or potentially its annual report on Form 10-K also may constitute failure to comply with the continued listing requirements of the New York Stock Exchange (the "Exchange"), on which the Company's common stock is listed. The Company has not received any communication from the Exchange in this regard; however, the Company cannot predict what action, if any, the Exchange may take should the Company not promptly file its required reports.

Section 404 of the Sarbanes-Oxley Act of 2002 (the "Act") requires the Company to include in its Annual Report on Form 10-K for fiscal 2005 a report of management on internal control over financial reporting, which must include, among other things, an assessment of the effectiveness as of the end of the fiscal year of the Company's internal control structure over financial reporting. The Company's independent auditors are also required to issue a report on the assessment made by management.

The Company is undertaking a comprehensive effort to comply fully with these requirements. This effort includes documenting, evaluating the design of and testing the effectiveness of the Company's internal controls over financial reporting. During this process, the Company may identify deficiencies in its system of internal controls over financial reporting that may require remediation. As described above, the Company has identified certain errors in its historical financial statements. Due to the ongoing evaluation and testing of the Company's internal controls and the adjustments to the historical financial statements as described above, there can be no assurance that any deficiencies identified may not be material weaknesses that the Company would be required to report.

The Company will continue to devote substantial time and incur substantial costs in connection with the requirements of Section 404 of the Act. Although the Company has a plan in place to complete the work necessary to present the required management report and for its independent auditors to issue their report, management has not yet completed its evaluation. The current formal investigation of the Commission and the independent investigation of the Special Committee significantly increase the challenges to the Company in completing the
Section 404 requirements on a timely basis. These ongoing investigations have put a strain on available resources. In addition, the findings and conclusions reached in these investigations could raise issues concerning the Company's internal controls that require remediation and subsequent testing. The Company's independent auditors have advised the Company that they have concerns regarding whether management will be in a position to complete its work and provide its report on a timely basis and thus will be able to obtain the required attestation report on internal controls on a timely basis, and whether the independent auditors will be able to issue unqualified attestation reports as to management's assessment and the operating effectiveness of the Company's internal controls over financial reporting.

Failure to complete the evaluation in a timely manner or failure to comply fully with Section 404 might subject the Company to sanctions or investigation by regulatory authorities, such as the Commission or the Exchange. Any such action could adversely affect the Company's financial results and the market price of the Company's common stock. In addition, any failure to implement new or improved controls, or difficulties encountered in their implementation, could harm the Company's operating results and/or cause the Company to fail to meet its reporting obligations.

Founded in 1937 in Winston-Salem, North Carolina, Krispy Kreme is a leading branded specialty retailer of premium quality doughnuts, including the Company's signature Hot Original Glazed. Krispy Kreme currently operates 440 stores (comprised of 402 factory stores and 38 satellites) in 45 U.S. states, Australia, Canada, Mexico and the United Kingdom. Krispy Kreme can be found on the World Wide Web at www.krispykreme.com.

                                      # # #

Information contained in this press release, other than historical information, should be considered forward-looking. Forward-looking statements are subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Krispy Kreme's operating results, performance or financial condition are its dependence on franchisees to execute its store expansion strategy, supply issues, changes in consumer preferences and perceptions, the failure of new products or cost saving initiatives to contribute to financial results in the timeframe or amount currently estimated, the outcome of the pending formal investigation by the United States Securities and Exchange Commission, the pending shareholder class action, the pending shareholder derivative actions, the pending Special Committee investigation, our auditors' ongoing review of our financial statements, and numerous other factors discussed in Krispy Kreme's periodic reports and proxy statements filed with the Securities and Exchange Commission.